THIS DOCUMENT IS A COPY OF THE POST-EFFECTIVE AMENDMENT FILED ON JANUARY 20, 1999 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.
    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999

                                                      REGISTRATION NO. 333-66253
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         NORTHWEST AIRLINES CORPORATION

                    (FORMERLY NEWBRIDGE PARENT CORPORATION)

             (Exact name of Registrant as specified in its charter)

                  DELAWARE                                     41-1905580
      (State or other jurisdiction of           (I.R.S. Employer Identification Number)
       incorporation or organization)

                             2700 LONE OAK PARKWAY

                             EAGAN, MINNESOTA 55121

   (Address, including zip code, of Registrant's principal executive office)

                         NORTHWEST AIRLINES CORPORATION

                         1998 PILOTS STOCK OPTION PLAN

                            (Full title of the Plan)

                            ------------------------

                           DOUGLAS M. STEENLAND, ESQ.

            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                         NORTHWEST AIRLINES CORPORATION

                             2700 LONE OAK PARKWAY

                             EAGAN, MINNESOTA 55121

                                 (612) 726-2111

 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                            ------------------------

                                   COPIES TO:

                            ROBERT L. FRIEDMAN, ESQ.

                           SIMPSON THACHER & BARTLETT

                              425 LEXINGTON AVENUE

                         NEW YORK, NEW YORK 10017-3954

                                 (212) 455-2000

                            ------------------------

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
                                EXPLANATORY NOTE
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

    This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the creation by Northwest Airlines Holdings Corporation (formerly Northwest Airlines Corporation), a Delaware corporation ("Old NWA Corp."), of a new holding company above Old NWA Corp. The creation of a new holding company was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Old NWA Corp., Northwest Airlines Corporation (formerly Newbridge Parent Corporation), a Delaware corporation (the "Registrant") and Newbridge Merger Corporation, a Delaware corporation and then wholly-owned subsidiary of the Registrant ("Newbridge Sub"). The Merger Agreement provided for, among other things, the merger (the "Merger") of Newbridge Sub with and into Old NWA Corp., with Old NWA Corp. as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the Merger was not required.

    As a result of the Merger, which became effective on November 20, 1998, Old NWA Corp. became a direct wholly-owned subsidiary of the Registrant. Each share of Common Stock, par value $.01 per share, of Old NWA Corp. issued and outstanding or held in treasury was converted into and exchanged for one share of Common Stock, par value $.01 per share, of the Registrant.

    In accordance with Rule 414 under the Securities Act, the Registrant, as the successor issuer to Old NWA Corp., hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Northwest Airlines Corporation 1998 Pilots Stock Option Plan (the "Plan") to which this registration statement relates shall continue to be known as the Northwest Airlines Corporation 1998 Pilots Stock Option Plan. The Plan continues to cover employees of Old NWA Corp. However, shares of stock issued in accordance with the Plan shall be shares of stock of the Registrant rather than shares of stock of Old NWA Corp.

    The applicable registration fees were paid at the time of the original filing of this registration statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Eagan, state of Minnesota, on January 20, 1999.

                                NORTHWEST AIRLINES CORPORATION

                                BY:           /s/ DOUGLAS M. STEENLAND
                                     -----------------------------------------
                                                Douglas M. Steenland
                                     EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                                   AND SECRETARY

    Pursuant to the requirements of the securities act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------


                                President, Chief Executive
     /s/ JOHN H. DASBURG          Officer and Director
------------------------------    (Principal Executive       January 20, 1999
       John H. Dasburg            Officer)

                                Executive Vice President
     /s/ MICKEY P. FORET          and Chief Financial
------------------------------    Officer (Principal         January 20, 1999
       Mickey P. Foret            Financial Officer)

                                Vice President-Finance and
     /s/ ROLF S. ANDRESEN         Chief Accounting Officer
------------------------------    (Principal Accounting      January 20, 1999
       Rolf S. Andresen           Officer)

      /s/ GARY L. WILSON
------------------------------  Chairman of the Board of     January 20, 1999
        Gary L. Wilson            Directors

     /s/ RICHARD C. BLUM
------------------------------  Director                     January 20, 1999
       Richard C. Blum

    /s/ ALFRED A. CHECCHI
------------------------------  Director                     January 20, 1999
      Alfred A. Checchi

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

------------------------------  Director                     January   , 1999
     Doris Kearns Goodwin

------------------------------  Director                     January   , 1999
      Marvin L. Griswold

   /s/ DENNIS F. HIGHTOWER
------------------------------  Director                     January 20, 1999
     Dennis F. Hightower

    /s/ GEORGE J. KOURPIAS
------------------------------  Director                     January 20, 1999
      George J. Kourpias

    /s/ FREDERIC V. MALEK
------------------------------  Director                     January 20, 1999
      Frederic V. Malek

    /s/ WALTER F. MONDALE
------------------------------  Director                     January 20, 1999
      Walter F. Mondale

      /s/ V.A. RAVINDRAN
------------------------------  Director                     January 20, 1999
        V.A. Ravindran

     /s/ LEO M. VAN WIJK
------------------------------  Director                     January 20, 1999
       Leo M. Van Wijk

------------------------------  Director                     January   , 1999
       Duane E. Woerth